EXHIBIT INDEX

A. Copies of exhibits listed below are submitted with this Annual Report on Form 10-K, immediately following this index.

   10.7 Letter Employment Agreement dated February 14, 1995, between the Company and C. Russell Luigs.

   10.16 Fourth Amendment to Global Marine Inc. 1989 Stock Option and Incentive Plan.

   10.18 Form of Incentive Stock Sale Agreement dated February 14, 1995, between the Company and nine executive officers, respectively.

   10.20 Form of Performance Stock Memorandum dated February 14, 1995, regarding conditional opportunity to acquire Company stock granted to six executive officers, respectively.

   10.29   Global Marine Inc. 1995 Management Incentive Award Plan.

   11.1    Computation of Earnings Per Common Share.

   21.1    List of Subsidiaries.

   23.1    Consent of Coopers & Lybrand L.L.P., Independent Accountants.

   23.2 Consent of Independent Petroleum Engineers (Ryder Scott Company Petroleum Engineers).

   27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Annual
           Report on Form 10-K being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)

   99.1    Report of Independent Petroleum Engineers dated February 8, 1995.

B. All other exhibits listed in Item 14(a)(3) are incorporated by reference in this Annual Report on Form 10-K, as stated in
   Item 14(a)(3).  Descriptions of such exhibits are
   incorporated herein by this reference to Item 14(a)(3) of this Report.